EXHIBIT 10.20

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of September 1, 2001 (the “Agreement”), is executed by Stephen T. Lanza (“Debtor”), in favor of NeoMagic Corporation, a Delaware corporation (“Secured Party”).

RECITALS

A.            Debtor has executed a Promissory Note, dated as of the date hereof (the “Note”), in favor of the Secured Party in the principal amount of $100,000.

B.            In order to induce the Secured Party to extend the credit evidenced by the Note, Debtor has agreed to enter into this Agreement and to grant to Secured Party the security interest in the Collateral described below.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:

1.             Definitions and Interpretation.  Unless otherwise defined herein, all other capitalized terms used herein and defined in the Note shall have the respective meanings given to those terms in the Note, and all terms defined in the California Uniform Commercial Code (the “UCC”) shall have the respective meanings given to those terms in the UCC.

2.             The Collateral.  To secure the Obligations as defined in Section 3 hereof, Debtor hereby grants to Secured Party a security interest in all of Debtor’s right, title and interest, in net after-tax proceeds of shares of stock of Secured Party whether now existing or hereafter acquired by Debtor (the “Collateral”).

3.                                   Security for Obligations.  The obligations secured by this Agreement (the “Obligations”) shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Debtor to the Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Note, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Debtor hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

4.             Further Assurances.

(a)           Debtor agrees that at any time and from time to time, at Debtor’s expense, Debtor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

(b)           Margin Regulations.  In the event that Secured Party’s Common Stock is now or later classified as “margin stock” as such term is defined under Regulation U of the Board of Governors of the Federal Reserve System (“Regulation U”) and Secured Party is classified as a “lender” within the meaning of Regulation U, Debtor agrees to cooperate with Secured Party in making any amendments to the Note or providing any additional collateral as may be necessary to comply with such regulations.

(c)           Liens on Collateral.  Debtor agrees not to create, incur, assume or suffer to exist any lien or security interest of any kind upon the Collateral.

5.             Voting Rights; Dividends; Etc.

(a)           Rights Prior to an Event of Default.  So long as no Event of Default shall have occurred and be continuing:

                (i)            Debtor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement.

                (ii)           Debtor shall be entitled to receive and retain free and clear of the security interest of Secured Party hereunder any and all dividends and interest paid in respect of the Collateral, provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for any Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Collateral, shall be, and shall be forthwith delivered to Secured Party to hold as, Collateral and shall, if received by Debtor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Debtor and be forthwith delivered to Secured Party as Collateral in the same form as so received (with any necessary endorsement) to be held as part of the Collateral.

(b)           Rights Following an Event of Default.  Upon the occurrence and during the continuance of an Event of Default:

                (i)            All rights of Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5(a)(i) and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 5(a)(ii) shall cease and all such rights shall thereupon become vested in Secured Party which shall thereupon have the sole right, but not the obligation, to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends and interest payments.

                (ii)           All dividends and interest payments which are received by Debtor contrary to the provisions of subparagraph (i) of this Section 5(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Debtor and shall be forthwith delivered to Secured Party as Collateral in the same form as so received (with any necessary endorsement).

6.             Events of Default.

(a)           Event of Default.  An “Event of Default” shall mean the occurrence of one or more of the following described events:

(i)            Debtor shall default in the payment of principal or interest on the Note when the same is due, or default in the payment of any expense or other amount payable under the Note or under this Agreement; or

(ii)           Debtor shall breach the provisions of Section 4(c) of this Agreement; or

(iii)          Debtor shall default in the performance or any covenant, agreement or obligation (other than a covenant, agreement or obligation referred to in Section 6(a)(i) or Section 6(a)(ii) of this Agreement) contained in the Note or this Agreement and Debtor shall fail to cure such default within ten (10) days after written notice thereof from Secured Party.

(b)           Rights Under the UCC.  In addition to all other rights granted hereby, by the Note and by law, Secured Party shall have, with respect to the Collateral, the rights and obligations of a secured party under the UCC.

(c)           Notice, Etc. In any case where notice of sale is required, ten (10) days’ notice shall be deemed reasonable notice.  Secured Party may have resort to the Collateral or any portion thereof with no requirement on the part of Secured Party to proceed first against any other Person or property.

(d)                                 Other Remedies.  Upon the occurrence and during the continuance of an Event of Default, (i) at the request of Secured Party, Debtor shall assemble and make available to Secured Party all records relating to the Collateral at any place or places specified by Secured Party, together with such other information as Secured Party shall request concerning Debtor’s ownership of the Collateral and relationship to Issuer; and (ii) Secured Party or its nominee shall have the right, but shall not be obligated, to vote or give consent with respect to the Collateral or any part thereof.

7.             Secured Party Appointed Attorney-in-Fact.

Debtor hereby appoints Secured Party as Debtor’s attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in Secured Party’s discretion and to the full extent permitted by law to take any action and to execute any instrument which Secured Party may deem reasonably necessary or advisable to accomplish the purposes of this Agreement in accordance with the terms and provisions hereof, including without limitation, to receive, endorse and collect all instruments made payable to Debtor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

Debtor hereby ratifies all reasonable actions that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.  The powers conferred on Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers.  Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and in no event shall Secured Party or any of its officers, directors, employees or agents be responsible to Debtor for any act or failure to act, except for gross negligence or willful misconduct.

8.             Miscellaneous.

(a)           Notices.  Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Secured Party or Debtor under this Agreement shall be in writing and telecopied, mailed or delivered to each party at its telecopier number or address set forth on the signature page of this Agreement (or to such other telecopier number or address for any party as indicated in any notice given by that party to the other party).  All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when telecopied, upon confirmation of receipt.

(b)           Nonwaiver.  No failure or delay on Secured Party’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(c)           Amendments and Waivers.  This Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Debtor and Secured Party.  Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(d)           Assignments.  This Agreement shall be binding upon and inure to the benefit of Secured Party and Debtor and their respective successors and assigns.

(e)           Cumulative Rights, etc.  The rights, powers and remedies of Secured Party under this Agreement shall be in addition to all rights, powers and remedies given to

Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, the Note or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party’s rights hereunder.  Debtor waives any right to require Secured Party to proceed against any Person or to exhaust any Collateral or to pursue any remedy in Secured Party’s power.

(f)            Partial Invalidity.  If any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

 (g)          Expenses.  Each of Debtor and Secured Party shall bear its own costs in connection with the preparation, execution and delivery of, and the exercise of its duties under, this Agreement.

(i)            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent governed by the UCC).

(j)            Jury Trial.  EACH OF DEBTOR AND SECURED PARTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(k)           Manner of Sale.  As long as any portion of the principal or interest on the Note remains outstanding, any shares of Secured Party owned by Debtor shall only be sold through a broker approved by Secured Party and under procedures that provide that the net after-tax proceeds resulting from such sale be paid directly to Secured Party until all outstanding obligations under the Note have been repaid in full.

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IN WITNESS WHEREOF, Debtor has caused this Agreement to be executed as of the day and year first above written.

Stephen T. Lanza

ACKNOWLEDGED:

NEOMAGIC CORPORATION

By:
Prakash Agarwal,
President and CEO
Address:

3250 Jay Street
Santa Clara, CA 95054-3309